Exhibit 99.1

( BW)(KY-POMEROY-IT-SOLUTIONS)(PMRY) Pomeroy IT Solutions, Inc.
Reports Fourth Quarter and Full Year 2007 Results

Business Editors/Technology Editors

HEBRON, Ky.--(BUSINESS WIRE)--xx--Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) an information technology ("IT") solutions provider with a comprehensive portfolio of hardware, software, technical staffing services, as well as infrastructure and lifecycle services, today reported fourth quarter revenue of $162.3 million, an increase of $11.7 million over the prior year, and a fourth quarter loss of $(21.4) million, which included a non-cash tax valuation charge of $16.2 million, compared to net income of $1.5 million for the quarter ended Jan 5, 2007.

The Company also reported fiscal 2007 revenue of $586.9 million compared to $593.0 million for fiscal 2006. The company incurred a net loss of $(112.2) million for fiscal 2007, which included a charge for goodwill impairment of $98.3 million, compared to net income of $1.1 million for fiscal 2006.

"Our fourth quarter financial performance, while disappointing, reflects a number of non-recurring charges associated with the settlement of certain litigation, the identification and resolution of two loss service contracts, severance and restructuring, and a one-time non-cash tax valuation charge of $16.2 million to reflect the estimated future utilization of deferred tax assets. From an operations perspective, we are continuing to take the necessary actions to improve the fiscal 2008 performance of our product and service businesses," said Keith Coogan, President and CEO of Pomeroy IT Solutions.

CONSOLIDATED FINANCIAL RESULTS

Fourth Quarter 2007 Financial Results

Total revenue in the fourth quarter of 2007 was $162.3 million compared to $150.6 million in the fourth quarter of 2006, an increase of $11.7 million or 7.7%.

Product Revenue:

Product revenue increased $7.7 million to $106.3 million compared to $98.6 million in the fourth quarter of fiscal 2006. During the fourth quarter of 2007 approximately 44% of our product revenue came from advanced product sales.

Service Revenue:

Service revenue was $56.0 million for the fourth quarter of 2007, an increase of $4.0 million from fiscal 2006 or 7.6%.

(in millions)
Service Revenue:	2007	2006
Technical Staffing	$27.9	$19.6
Infrastructure Services	28.1	32.4
Total Service Revenue	$56.0	$52.0

Staffing service revenue increased $8.3 million compared to the fourth quarter of fiscal 2006, which was primarily the result of the conversion of our vendor management business. Staffing service revenue accounted for approximately 49.8% of our Service Revenue in the fourth quarter of fiscal 2007.

Infrastructure service revenue declined $4.3 million in the fourth quarter of fiscal 2007, compared to the fourth quarter of 2006. The majority of this decline relates to a reduction in deployment projects, time and material break-fix projects and customer attrition in our smaller market segments. Infrastructure service revenue accounted for 50.2% of Services Revenue in the fourth quarter of 2007.

Gross Profit

Gross profit was $17.5 million in the fourth quarter of 2007 compared to $23.6 million in the fourth quarter of 2006. Gross profit, as a percentage of revenue, decreased to 10.8% in the fourth quarter of 2007 from 15.6% in the fourth quarter of 2006 due primarily to lower technical staffing service gross margins with the conversion of our vendor management business.

Product Gross Profit:

Product gross profit was $7.2 million in the fourth quarter of fiscal 2007 compared to $7.5 million in the fourth quarter of 2006.  Gross profit margins decreased to 6.7% in the fourth quarter of fiscal 2007 from 7.6% in the fourth quarter of 2006. Product gross profit margin declined due to a short-term product incentive program that was put in place in the fourth quarter that will not been repeated.

Service Gross Profit:

Service gross profit was $10.4 million in the fourth quarter of 2007 compared to $16.0 million in the fourth quarter of 2006. Service gross profit, as a percent of revenue, decline as a result of revenue declines, an accrual of $2.0 million for loss contracts, lower consultant utilization rates, and the conversion of our vendor management business. As a result, service gross profit margins decreased to 18.5% in the fourth quarter of 2007 from 30.8% in the fourth quarter of fiscal 2006.

Operating Expenses

Operating Expenses were $26.7 million in the fourth quarter of 2007 compared to $20.7 million in the fourth quarter of 2006 an increase of $6.0 million.

Operating expenses:	2007	2006
Legal expense and provison for bad debts	$1.8	$1.2
Sales commission and earn-out accruals	1.1	-
Severance and Non-recoverable transition costs	0.7	0.1
Wage increase related to service support	0.8	-
Compensation expense - new executives and executive retention	0.8	-
Employee benefits and taxes	0.6	-
Other operating expenses	20.9	19.4
Total operating expenses	$26.7	$20.7

--	The Company accrued legal costs and increased its allowance against trade and vendor receivables.

--
The Company revised its sales commission program effective for fiscal 2008 resulting in a one-time catch-up accrual for certain commissions to be paid in fiscal 2008. The Company also accrued for final payments due for two earn-out payments.

--
During the fourth quarter of fiscal 2007 the Company recorded severance charges related to work force reductions. The Company also recorded additional expense for non-recoverable transition costs on loss contracts.

--
Operating expense in the fourth quarter also increased due to costs related to additional service delivery support ($0.8 million), increases in employee benefits and taxes ($0.6 million) and compensation expense for new executive equity compensation and bonuses related to executive retention ($0.8 million).

For the fourth quarter of fiscal 2007 net loss was $(21.4) million or $(1.74) per share compared to net income of $1.5 million or $0.12 per share in the fourth quarter of 2006. The change was a result of the factors described above as well as a non-cash tax valuation charge of $16.2 million.

Other Financial Information
-- Debt	$0.0	million
-- Capital Expenditures	$3.6	million
-- Cash Flow From Operating Activities	$4.3	million
-- Purchases of Company stock	$1.4	million
-- Working Capital	$81.2	million
-- Cash, Cash Equivalents and CD's	$14.4	million

Fiscal 2007 Financial Results

Revenue was $586.9 million in fiscal 2007 compared to $593.0 million in fiscal 2006, a decline of $6.1 million.

Product Revenue:

Product sales increased $13.4 million, an increase of 3.6% in fiscal 2007 as compared to fiscal 2006. Our product revenue growth came predominantly from advanced product sales.

Service Revenue:

Service sales were $200.3 million in fiscal 2007, a declined of $19.4 million or 8.9% from fiscal 2006.

(in millions)
Service Revenue:	Fiscal 2007	Fiscal 2006
Technical Staffing	$87.2	$87.0
Infrastructure Services	113.1	132.7
Total Service Revenue	$200.3	$219.7

During fiscal 2007, staffing placements declined but were offset by increased revenue as a result of the transition of our vendor management business. In fiscal 2007, staffing service accounted for approximately 43.5% of total service revenues, compared to 39.6% in fiscal 2006.

The majority of the decline in infrastructure service revenue in fiscal 2007 relates to a reduction in deployment projects, time and material break-fix projects and customer attrition in our smaller market segments. Infrastructure service revenue was approximately 56.4% of total service revenue in fiscal 2007, compared to 60.3% in fiscal 2006.

Gross Profit

Gross profit was $84.0 million in fiscal 2007, or 14.3% of revenue, compared to $92.0 million, or 15.5% of revenue in fiscal 2006.

The product gross profit was $32.1 million or 8.3% of revenue in fiscal 2007, compared to $29.5 million, or 7.9% of revenue in fiscal 2006. The increase in product gross profit margins is due primarily to the higher volumes of advanced product sales and margin improvements as a result of initiatives put in place to promote stronger OEM partnerships.

Service gross profit was $51.9 million, or 25.9% in fiscal 2007, compared to $62.5 million, or 28.4% in fiscal 2006. The decline in service gross profit of $10.6 million was the result of lower service revenue, reduced personnel utilization rates and a charge of $2.0 million for loss contracts accrued in fiscal 2007.

Operating Expenses

Total operating expenses were $195.3 million in fiscal 2007, compared to $89.4 million in fiscal 2006, an increase of $105.9 million.

(in millions)
Operating expenses:	Fiscal 2007	Fiscal 2006
Goodwill impairment	$98.3	$3.5
Replacement of enterprise reporting system	2.1	-
Settlement of outstanding lawsuits, claims and older receivables	5.2	-
Legal, consulting and settlement costs for corporate matters including the contested Proxy solicitation and other accruals	1.2	-
Severance	0.4	0.1
Provision for bad debts	3.5	1.7
Other operating expenses	84.6	84.1
Total operating expenses	$195.3	$89.4

--	During the third quarter the Company recorded a goodwill impairment charge.

--
In fiscal 2007, the Company initiated a project to replace its enterprise reporting system. As a result, the Company recorded a charge to write-off certain software and reflects a change in the remaining useful life of other existing software.

--	The Company resolved several outstanding lawsuits, claims and charged off certain older receivables in fiscal 2007.

--	The Company made payments related to legal, consulting and settlement costs for corporate matters including the contested Proxy solicitation and other accruals.

--	The Company recorded severance charges in fiscal 2007, for realignment of the structure of the Company's internal organization.

--	The Company increased its bad debt reserve reflecting its history of charge-off and the current composition of its accounts receivable portfolio.

Net Income (Loss)

Net loss was $112.2 million in fiscal 2007, compared to net income of $1.1 million in fiscal 2006. The change reflects the factors described above.

CONFERENCE CALL

To participate in a conference call and questions and answer session with senior management regarding the fourth quarter and full year fiscal 2007 results, call 1-877-842-7108, using pass code 39929295 at 9:00 a.m. (EDT) on Thursday, March 20, 2008. For your convenience, a replay will be available shortly after the call by dialing 1-800-642-1687.

ABOUT POMEROY IT SOLUTIONS, INC.

Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies. Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices. Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability. For more information, go to www.pomeroy.com.

FORWARD-LOOKING STATEMENTS

Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements, expressed or implied by such forward-looking statements. These risks, and other factors you should specifically consider, include but are not limited to: changes in customer demands or industry standards; existing market and competitive conditions, including the overall demand for IT products and services; the nature and volume of products and services anticipated to be delivered; the mix of the products and services businesses; the type of services delivered; the ability to successfully attract and retain customers, sell additional products and services to existing customers; the ability to timely bill and collect receivables; the ability to maintain a broad customer base to avoid dependence on any single customer; the need to successfully attract and retain outside consulting services; new acquisitions by the Company; terms of vendor agreements and certification programs and the assumptions regarding the ability to perform there under; the ability to implement the Company's best practices strategies; the ability to manage risks associated with customer projects; adverse or uncertain economic conditions; loss of key personnel; litigation; and the ability to attract and retain technical and other highly skilled personnel. In some cases, you can identify forward-looking statements by such terminology as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Non-GAAP Financial Measures

The non-GAAP financial measures contained in this earnings press release exclude certain expenses for payments related to prior acquisitions, legal, consulting and settlement costs related to non-routine corporate matters including the contested proxy, and severance and other accruals. Management uses non-GAAP financial measures to assess the nature of its business, including (i) whether to continue current lines of business or enter new lines of business; (ii) anticipating changes in demands for products and services; (iii) pressures on gross margins; (iv) planning and forecasting its future business; and (v) analyzing prior forecasts against past performance.  In addition, excluding these charges enhances the Company's understanding of trends developing in its operations, as well as its performance in its market and against its competitors. The Company believes that providing non-GAAP net income measures that exclude such items, best allows investors to understand the Company's ongoing business activities during the quarter. The Company believes that inclusion of certain non-GAAP financial measures provides comparability to other publicly traded companies. The non-GAAP financial measures should not be considered as a substitute for, or preferable to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP financial measures used by others. Management recognizes that the use of such non-GAAP financial measures do not take into account the fact that some of the excluded extraordinary expenses could recur or that other extraordinary expenses could be incurred.

The Company believes that these non-GAAP financial measures provide an additional tool for investors to evaluate its ongoing operating results and trends. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as detailed below:

Non-GAAP Financial Measures
(Continued)

(in thousands, except per share data)
	Fiscal Year Ended January 5, 2008
			Basic		Diluted
	Net		Earnings		Earnings
	Loss		Per Share		Per Share

As reported GAAP financial measures	$(112,233)		$(9.10)		$(9.10)

Adjustments:
Goodwill impairment	98,314		7.97		7.97
Severance, settlement of lawsuits and claims	5,538		0.45		0.45
Loss contracts	2,393		0.19		0.19
Software abandonment and replacement plan	2,081		0.17		0.17
Legal, consulting and Proxy settlement costs	1,156		0.09		0.09
Income tax effect on non-GAAP adjustments and applying the same current year effective rate to prior year	1,937		0.15		0.15
Total adjustments	111,419		9.03		9.03

Non-GAAP financial measures	$(814	) $	(0.07	) $	(0.07)

	Fiscal Year Ended January 5, 2007
		Basic	Diluted
	Net	Earnings	Earnings
	Income	Per Share	Per Share

As reported GAAP financial measures	$1,143	$0.09	$0.09

Adjustments:
Goodwill impairment	3,472	0.27	0.27
Severance	133	0.01	0.01
Income tax effect on non-GAAP adjustments and applying the same current year effective rate to prior year	(1,346)	(0.11)	(0.11)
Total adjustments	2,259	0.18	0.18

Non-GAAP financial measures	$3,402	$0.27	$0.27

	Three Months Ended January 5, 2008
		Basic	Diluted
	Net	Earnings	Earnings
	Income	Per Share	Per Share

As reported GAAP financial measures	$(21,411)	$(1.74)	$(1.74)

Adjustments:
Settlement of lawsuit and claims	1,875	0.15	0.15
Severance	355	0.03	0.03
Loss contracts	2,393	0.19	0.19
Income tax effect on non-GAAP adjustments and applying the same current year effective rate to prior year	14,092	1.15	1.15
Total adjustments	18,715	1.52	1.52

Non-GAAP financial measures	$(2,696)	$(0.22)	$(0.22)

POMEROY IT SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	January 5,	January 5,
	2008	2007
ASSETS

Current Assets:
Cash and cash equivalents	$13,282	$13,562
Certificates of deposit	1,113	1,076

Accounts receivable:
Trade, less allowance of $3,522 and $4,390, respectively	140,167	139,225
Vendor, less allowance of $562 and $155, respectively	11,352	8,095
Net investment in leases	756	1,587
Other	1,288	1,017
Total receivables	153,563	149,924

Inventories	15,811	16,274
Other	10,196	11,141
Total current assets	193,965	191,977

Equipment and leasehold improvements:
Furniture, fixtures and equipment	15,180	22,540
Leasehold Improvements	7,262	8,459
Total	22,442	30,999

Less accumulated depreciation	12,645	18,406

Net equipment and leasehold improvements	9,797	12,593

Net investment in leases, net of current portion	-	42
Goodwill	-	98,314
Intangible assets, net	2,017	2,634
Other assets	805	3,403
Total assets	$206,584	$308,963

POMEROY IT SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	January 5,	January 5,
	2008	2007
LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable:
Floor plan financing	$26,328	$17,226
Trade	57,016	57,500
Total accounts payable	83,344	74,726

Deferred revenue	1,949	2,604
Employee compensation and benefits	10,248	8,642
Accrued facility closing cost and severance	1,678	1,286
Other current liabilities	15,542	14,412
Total current liabilities	112,761	101,670

Accrued facility closing cost and severance	1,056	2,313

Equity:
Preferred stock, $.01 par value; authorized 2,000 shares, (no shares issued or outstanding)	-	-
Common stock, $.01 par value; authorized 20,000 shares, (13,513 and 13,476 shares issued, respectively)	140	137
Paid-in capital	91,399	89,992
Accumulated other comprehensive income	20	15
Retained earnings	14,200	126,433
	105,759	216,577

Less treasury stock, at cost (1,323 and 1,130 shares, respectively)	12,992	11,597
Total equity	92,767	204,980
Total liabilities and equity	$206,584	$308,963

POMEROY IT SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)	Fiscal Years Ended
	January 5,		January 5,		January 5,
	2008		2007		2006
		Non-GAAP		Non-GAAP		Non-GAAP
Net revenues:
Product	$386,605	$386,605	$373,232	$373,232	$483,431	$483,431
Service	200,302	200,302	219,749	219,749	200,239	200,239
Total revenues	586,907	586,907	592,981	592,981	683,670	683,670

Cost of revenues:
Product	354,528	354,408 (b)	343,689	343,689	447,383	447,383
Service	148,394	146,383 (b)	157,256	157,256	144,557	144,557
Total cost of revenues	502,922	500,791	500,945	500,945	591,940	591,940

Gross profit	83,985	86,116	92,036	92,036	91,730	91,730

Operating expenses:
Selling, general and administrative	92,251	83,469 (b)	80,973	80,840	85,993	85,993
Depreciation and amortization	4,687	4,432	4,894	4,894	5,585	5,585
Goodwill impairment	98,314	- (b)	3,472	- (b)	16,000	- (b)
Total operating expenses	195,252	87,901	89,339	85,734	107,578	91,578

Income (loss) from operations	(111,267)	(1,785)	2,697	6,302	(15,848)	152

Interest income	908	908	582	582	193	193
Interest expense	(457)	(457)	(1,149)	(1,149)	(1,028)	(1,028)
Interest income (expense)	451	451	(567)	(567)	(835)	(835)

Income (loss) before income tax	(110,816)	(1,334)	2,130	5,735	(16,683)	(683)
Income tax expense (benefit) (c)	1,417	(520)	987	2,333	(6,021)	(247)
Net income (loss)	$(112,233)	$(814)	$1,143	$3,402	$(10,662)	$(436)

Weighted average shares outstanding:
Basic	12,331	12,331	12,570	12,570	12,554	12,554
Diluted (a)	12,331	12,331	12,659	12,659	12,554	12,668

Earnings (loss) per common share:
Basic	$(9.10)	$(0.07)	$0.09	$0.27	$(0.85)	$(0.03)
Diluted (a)	$(9.10)	$(0.07)	$0.09	$0.27	$(0.85)	$(0.03)

(a) Dilutive loss per common share for the year ended January 5, 2008 and 2006 would have been anti-dilutive if the number of weighted average shares outstanding were adjusted to reflect the dilutive effect of outstanding stock options.

(b) See discussion above on non-GAAP Financial Measures.

(c) Includes the impact of a non cash valuation charge of $16,173.

POMEROY IT SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands,except per share data)	Three Months Ended
	January 5,		January 5,
	2008		2007
		Non-GAAP
Net revenues:
Product	$106,299	$106,299	$98,596
Service	55,962	55,962	52,006
Total revenues	162,261	162,261	150,602

Cost of revenues:
Product	99,135	99,015 (b)	91,076
Service	45,596	43,585 (b)	35,971
Total cost of revenues	144,731	142,600	127,047

Gross profit	17,530	19,661	23,555

Operating expenses:
Selling, general and administrative	25,640	23,148 (b)	19,604
Depreciation and amortization	1,051	1,051	1,075
Total operating expenses	26,691	24,199	20,679

Income (loss) from operations	(9,161)	(4,538)	2,876

Interest income	209	209	(152)
Interest expense	(90)	(90)	243
Interest, net	119	119	91

Income (loss) before income tax	(9,042)	(4,419)	2,785
Income tax expense (benefit) (c)	12,369	(1,723)	1,242
Net income (loss)	$(21,411)	$(2,696)	$1,543

Weighted average shares outstanding:
Basic	12,310	12,310	12,449
Diluted	12,310	12,310	12,627

Earnings per common share:
Basic	$(1.74)	$(0.22)	$0.12
Diluted(a)	$(1.74)	$(0.22)	$0.12

(a) Dilutive loss per common share for the quarter ended January 5, 2008 would have been anti-dilutive if the number of weighted average shares outstanding were adjusted to reflect the dilutive effect of outstanding stock options.

(b) See discussion above on non-GAAP Financial Measures.

(c) Includes the impact of a non cash valuation charge of $16,173.

POMEROY IT SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	Fiscal Years Ended January 5

	2008	2007	2006

Cash flows from operating activities:
Net income (loss)	$(112,233)	$1,143	$(10,662)
Adjustments to reconcile net income to net cash from (used in) operating activities:
Depreciation and amortization	5,018	4,926	5,597
Stock option, restricted stock compensation and employee purchase plan expense	988	1,571	68
Restructuring and severance charges	(865)	133	2,305
Goodwill impairment	98,314	3,472	16,000
Provision for doubtful accounts	3,528	1,690	2,000
Amortization of unearned income	(34)	(66)	(161)
Deferred income taxes	1,256	153	(4,038)
Loss on disposal of fixed assets	1,953	287	15
Changes in working capital accounts
Accounts receivable	(7,647)	(8,215)	9,186
Inventories	463	(2,609)	1,882
Other current assets	1,269	1,818	(2,585)
Net investment in leases	908	1,417	2,949
Floor plan financing	9,102	1,775	(3,943)
Accounts payable trade	(484)	25,962	(21,479)
Deferred revenue	(655)	(840)	(46)
Income tax payable	-	(148)	95
Other, net	3,413	(2,368)	(1,611)
Net operating activities	4,294	30,101	(4,428)
Cash flows from investing activities:
Capital expenditures	(3,572)	(2,261)	(3,454)
Proceeds from sale of fixed assets	2	-	6
Proceeds from redemption of certificates of deposit	2,164	2,682	-
Purchases of certificates of deposit	(2,201)	(129)	(81)
Payment for covenant not-to-compete	-	(285)	-
Acquisition of businesses	-	(738)	(1,256)
Net investing activities	(3,607)	(731)	(4,785)
Cash flows from financing activities:
Payments of acquisition notes payable	-	-	(662)
Net payments of short-term borrowings	-	(15,304)	(4,849)
Proceeds from exercise of stock options	96	174	2,194
Excess tax benefit related to exercise of stock options	13	16	-
Purchase of treasury stock	(1,395)	(2,475)	(376)
Proceeds from issuance of common shares for employee stock purchase plan	313	304	169
Net financing activities	(973)	(17,285)	(3,524)
Effect of exchange rate changes on cash and cash equivalents	6	(9)	102
Change in cash and cash equivalents	(280)	12,076	(12,635)
Cash and cash equivalents:
Beginning of period	13,562	1,486	14,121
End of period	$13,282	$13,562	$1,486

CONTACT:	Pomeroy IT Solutions, Inc.
Kevin Gregory, Sr. Vice President
and Chief Financial Officer
859-586-0600 x 1424
kgregory@pomeroy.com